UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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U.S. Physical Therapy, Inc.

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U. S. PHYSICAL THERAPY, INC.

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

DATE:     Tuesday, May 17, 2011

TIME:     9:00 a.m. (CT)

PLACE:   1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042

MATTERS TO BE ACTED ON:

1. Election of eleven directors to serve until the next annual meeting of stockholders.

2. Approval, by non-binding vote, of executive compensation.

3. Recommendation, by non-binding vote, of the frequency of non-binding executive compensation votes.

4. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2011.

5. Consideration of any other matters that may properly come before the meeting or any adjournments.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF EACH OF THE ELEVEN NOMINEES FOR DIRECTOR, THE NON-BINDING APPROVAL OF EXECUTIVE COMPENSATION, “THREE YEARS” REGARDING THE FREQUENCY OF STOCKHOLDER NON-BINDING EXECUTIVE COMPENSATION VOTES AND THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.

Your Board of Directors has set Thursday, March 31, 2011, as the Record Date for the Annual Meeting of Stockholders to be held on May 17, 2011 (“Annual Meeting”). Only holders of our common stock of record at the close of business on that date will be entitled to notice of and to attend and vote at the Annual Meeting or any adjournments. A complete list of stockholders will be available for examination at the Annual Meeting and at our offices at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042, for a period of ten days prior to the Annual Meeting.

You are cordially invited to join us at the Annual Meeting. However, to ensure your representation at the Annual Meeting, we request that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the Annual Meeting. Your proxy card will be returned to you if you are present at the Annual Meeting and request its return.

By Order of the Board of Directors,

Lawrance McAfee, Assistant Secretary

April 14, 2011

U. S. PHYSICAL THERAPY, INC.
NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
U.S. PHYSICAL THERAPY, INC. 1300 West Sam Houston Parkway South, Suite 300 Houston, Texas 77042 (713) 297-7000
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS MAY 17, 2011
ITEM 1 -- ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD MATTERS
Director Compensation Table
STOCK OWNERSHIP
Stock Owned by Directors, Nominees and Executive Officers
Stock Owned by Certain Beneficial Holders
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
ITEM 2. NON-BINDING APPROVAL OF EXECUTIVE COMPENSATION
ITEM 3 -- NON-BINDING VOTE ON FREQUENCY OF NON-BINDING EXECUTIVE COMPENSATION VOTES
ITEM 4 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS

U.S. PHYSICAL THERAPY, INC.
1300 West Sam Houston Parkway South, Suite 300
Houston, Texas 77042
(713) 297-7000

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 17, 2011

Proxy Statement

This Proxy Statement is being provided to stockholders in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of U.S. Physical Therapy, Inc. (“USPT” or the “Company”) to be held on Tuesday, May 17, 2011 at 9:00 a.m. (central time) at the Company’s principal executive offices located at 1300 West Sam Houston Parkway, Suite 300, Houston, Texas, 77042.

Proxy Solicitation

Your vote and proxy are being solicited by our Board of Directors for use at the Annual Meeting. This Proxy Statement and the enclosed proxy card are being mailed on behalf of our Board of Directors on or about April 14, 2011 to all of our stockholders of record as of the close of business on the record date, Thursday, March 31, 2011.

Your presence at the Annual Meeting will not automatically revoke your proxy. You may, however, revoke your proxy at any time prior to its exercise by delivering to us another proxy bearing a later date, by attending the Annual Meeting and voting in person, or by filing a written notice of revocation before the Annual Meeting with Lawrance McAfee, our Assistant Secretary, at our principal executive offices located at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042. If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, or are registered in different names. You should vote each of the proxy cards received to ensure that all of your shares are voted.

Your Vote is Important

Whether or not you plan to attend the Annual Meeting, please take time to vote your shares by signing and returning a proxy card as soon as possible.

Proposals To Be Voted On and the Board’s Voting Recommendations

The following four proposals are scheduled to be voted on at the Annual Meeting:

•	Election of eleven director nominees.

•	Approval, by non-binding vote, of executive compensation.

•	Recommendation, by non-binding vote, of the frequency of non-binding executive compensation votes.

•	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2011.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF: THE ELECTION OF EACH OF THE ELEVEN NOMINEES FOR DIRECTOR, THE APPROVAL OF EXECUTIVE COMPENSATION, “THREE YEARS” REGARDING THE FREQUENCY OF STOCKHOLDER NON-BINDING EXECUTIVE COMPENSATION VOTES AND THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 17, 2011

We have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a Notice of 2011 Annual Meeting of Stockholders, proxy card and Annual Report for the year ended December 31, 2010, and by notifying you of the availability of our proxy materials on the Internet. The Notice of 2011 Annual Meeting of Stockholders, this Proxy Statement, proxy card and Annual Report for the year ended December 31, 2010 are available at http://www.cstproxy.com/USPH/2011. The materials on the website are searchable, readable and printable and the website does not have “cookies” or other tracking devices which identify visitors. To obtain directions to attend the Annual Meeting and vote in person, please contact Lawrance McAfee, our Assistant Secretary, at 800-530-6285 or via email at investorrelations@usph.com.

Who Can Vote:

All holders of record of our common stock at the close of business on March 31, 2011 are entitled to vote at the Annual Meeting. Holders of our common stock are entitled to one vote per share.

Proxies:

Properly executed but unmarked proxies will be voted FOR the election of our eleven director nominees, FOR the executive compensation, FOR “three years” as the frequency of non-binding stockholder votes regarding executive compensation, and FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2011. If you “withhold” your vote for any of the director nominees, this will be counted as a vote AGAINST that nominee. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy card will vote your shares as directed by a majority of the Board of Directors.

Quorum:

Only shares of our common stock can be voted, with each share entitling its owner to one vote on all matters. The close of business on Thursday, March 31, 2011 (“Record Date”) was fixed by the Board of Directors as the Record Date for determination of stockholders entitled to vote at the Annual Meeting. The number of shares of our common stock outstanding on the Record Date was 11,796,676. The presence, in person or by proxy, of at least a majority of the shares outstanding on the Record Date is necessary to constitute a quorum at our Annual Meeting. Abstentions will be treated as present for determining a quorum at the Annual Meeting. If a broker holding your shares in “street” name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares for all matters at the meeting, we will not consider your shares as present or entitled to vote for any purpose. There is no cumulative voting in the election of directors and, as required by Nevada law, the directors will be elected by a plurality of the votes cast at the Annual Meeting. In addition, the alternative “1 Year,” “2 Years” or “3 Years” receiving the greatest number of votes cast by the stockholders, a plurality, will be the stockholders’ non-binding choice as to the frequency of future non-binding executive compensation votes.

Cost of Proxy Solicitation:

We will bear the cost of soliciting proxies. Some of our directors, officers and regular employees may solicit proxies, without additional compensation, personally or by telephone. Proxy materials will also be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.

Questions and Additional Information:

You may call our Chief Financial Officer, Lawrance W. McAfee, at 800-580-6285 or email us at investorrelations@usph.com if you have any questions. A copy of our Annual Report on Form 10-K for the year ended December 31, 2010 accompanies this Proxy Statement. We have filed an Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”). You may obtain additional copies of the Form 10-K by downloading it from our website at www.usph.com, by writing to U.S. Physical Therapy, Inc., 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042, Attention: Lawrance McAfee, Assistant Secretary, or by emailing us at investorrelations@usph.com.

PLEASE VOTE — YOUR VOTE IS IMPORTANT

ITEM 1 — ELECTION OF DIRECTORS

The accompanying proxy card, unless marked to the contrary, will be voted in favor of the election of Daniel C. Arnold, Christopher J. Reading, Lawrance W. McAfee, Jerald L. Pullins, Mark J. Brookner, Bruce D. Broussard, Harry S. Chapman, Dr. Bernard A. Harris, Jr., Marlin W. Johnston, Reginald E. Swanson and Clayton K. Trier. These eleven nominees are current directors standing for reelection at the Annual Meeting to serve until the next annual meeting of stockholders. In August 2010, Mr. Chapman was appointed to the Board by a recommendation of the Nominating Committee of the Company and approval by the Board of Directors. At that time, Mr. Chapman was also appointed to the Compliance Committee. The Governance and Nominating Committee, which consists solely of directors who are independent under the NASDAQ Marketplace Rules, recommended the eleven directors to the Board of Directors. Based on that recommendation, the Board nominated such directors for election at the Annual Meeting.

The Board of Directors has affirmatively determined that Messrs. Arnold, Brookner, Broussard, Chapman, Johnston, Pullins and Trier, and Dr. Harris are independent under the NASDAQ Marketplace Rules. Messrs. McAfee and Reading, who are officers of the Company, and Mr. Swanson, who is an employee of the Company, were determined not to be independent under the NASDAQ Marketplace Rules. The nominees for director are:

		Director
Nominees:	Age	Since	Position(s) Held

Daniel C. Arnold *	81	1992	Chairman of the Board
Christopher J. Reading	47	2004	President, Chief Executive Officer and Director
Lawrance W. McAfee	56	2004	Executive Vice President, Chief Financial Officer
			and Director
Jerald L. Pullins *	69	2003	Vice Chairman of the Board
Mark J. Brookner	66	1990	Director
Bruce D. Broussard	48	1999	Director
Harry S. Chapman **	66	2010	Director
Dr. Bernard A. Harris, Jr.	54	2005	Director
Marlin W. Johnston	79	1992	Director
Reginald E. Swanson	57	2007	Director and Managing Director of STAR Physical Therapy, LP (***)
Clayton K. Trier	59	2005	Director

*	Effective May 17, 2011, it is expected that Mr. Pullins will become Chairman of the Board and Mr. Arnold will become Vice Chairman of the Board.

**	Mr. Chapman was appointed to the Board of Directors effective August 30, 2010.

***	STAR Physical Therapy, LP is a subsidiary of the Company.

Director Biographies:

Daniel C. Arnold was named our Chairman of the Board on July 6, 2004. Mr. Arnold is a private investor engaged primarily in managing his personal investments. He previously served as Chairman of the Board of Trustees of the Baylor College of Medicine.

Christopher J. Reading was promoted to President and Chief Executive Officer and elected to our Board effective November 1, 2004. Prior to 2004, Mr. Reading served as our Chief Operating Officer since joining us in 2003. From 1990 to 2003, Mr. Reading served in various executive and management positions with HealthSouth Corporation where most recently he served as Senior Vice President of Operations responsible for over 200 facilities located in 10 states. Mr. Reading is a physical therapist.

Lawrance W. McAfee was promoted to Executive Vice President and elected to our Board effective November 1, 2004. Mr. McAfee also serves as our Chief Financial Officer, a position he has held since joining us in 2003. Mr. McAfee’s prior experience includes having served as Chief Financial Officer of three public companies and President of two private companies.

Jerald L. Pullins has served on our Board since 2003.  He is currently engaged in the development and management of private enterprises in the healthcare field. From October 2007 to the present, Mr. Pullins has been the Managing Member of SeniorCare Homes, LLC, which develops, owns and operates supervised, residential homes for senior citizens with Alzheimers, dementia and other memory impairment conditions. From 2007 to present, he has also served as Chairman of the Board of Directors of Pet Partners, LLC, a private enterprise involved in the acquisition and management of primary care, small animal veterinary hospitals.

Mark J. Brookner has served on our Board since August 1998. Mr. Brookner is currently a private investor. He served as our Chief Financial Officer from 1992 to 1998 and as our Secretary and Treasurer during portions of that period.

Bruce D. Broussard has served on our Board since 1999. Since February 2008, Mr. Broussard has been Chief Executive Officer of U.S. Oncology, Inc., a division of McKesson Corporation. Prior to that time, since November 2005, Mr. Broussard was the President of U.S. Oncology, Inc. From August 2000 through October 2005, he was the Chief Financial Officer of U.S. Oncology, Inc. From December 1997 to August 2000, Mr. Broussard was the Chief Executive Officer of HarborDental Properties, a dental development company specializing in free-standing upscale dedicated dental buildings. Mr. Broussard served as the Chief Financial Officer for Regency Health Services, Inc., a national chain of nursing homes and provider of long-term health services formerly listed on the New York Stock Exchange, from 1996 to 1997 and as a Director and Chief Financial Officer for Sun Health Care Group, a health care provider, from 1993 to 1996.

Harry S. Chapman has served on our Board since August 30, 2010. Mr. Chapman is the Chairman and Chief Executive Officer of Chapman Schewe, Inc., a healthcare insurance and employee benefits consulting firm. Previously, he served as a Corporate Senior Vice-President and Managed Care Officer of CIGNA’s South Central Region, with responsibility for HMO and PPO plans in several states. Mr. Chapman’s experience also includes having served as head of EQUICOR’s Health Plan and sales operation in Houston and as a Regional Vice-President for Lincoln National Insurance Company’s Central Region.

Dr. Bernard A. Harris joined our Board on August 23, 2005. From 2001, Dr. Harris has been President and Chief Executive Officer of Vesalius Ventures, a venture capital firm that invests in early stage medical informatics and technology. From 2006, Dr. Harris has served as a Class III director of Sterling Bancshares, Inc., a bank holding company. From 1996 to 2001, he served as Chief Medical Officer and Vice President for Space Hab, an aerospace company. Dr. Harris is a former astronaut, having completed two space shuttle missions. He completed his residency in Internal Medicine at the Mayo Clinic and trained as a flight surgeon at the Aerospace School of Medicine at Brooks Air Force Base.

Marlin W. Johnston has served on our Board since 1992. Mr. Johnston has been a management consultant with Tonn & Associates, a management consulting firm, since 1993. During 1992 and 1993, Mr. Johnston served as a management consultant to the Texas Department of Health and the Texas Department of Protective and Regulatory Services.

Reginald E. Swanson joined our Board on September 6, 2007. Mr. Swanson is Managing Director of STAR Physical Therapy, LP, a subsidiary of the Company. Mr. Swanson is founder of STAR Physical Therapy, LLC, and from 1997 to 2007, was its president and managing member. He is a licensed athletic trainer and has been involved with sports medicine and physical therapy for over 25 years.

Clayton K. Trier joined our Board on February 23, 2005. Mr. Trier is a private investor. He was a founder and former Chairman and Chief Executive Officer of U.S. Delivery Systems, Inc., from 1993 to 1997, which developed the first national network providing same-day delivery service. Before it was acquired in 1996, U.S. Delivery was listed for two years on the New York Stock Exchange.

The persons named on the proxy card will vote FOR all of the nominees for director listed above unless you withhold authority to vote for one or more of the nominees. Under current regulations, a broker is prohibited from voting for directors without receiving instructions from you. As required by Nevada law, nominees will be elected by a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be treated as a vote for or against any particular nominee and will not affect the outcome of the election of directors. Continental Stock Transfer & Trust Co. will tabulate the votes cast by proxy or in person at the Annual Meeting.

All of our nominees have consented to serve as directors. Our Board has no reason to believe that any of the nominees will be unable to act as a director. However, if any director is unable to serve, the Board may designate a substitute. If a substitute nominee is named, the persons named on the proxy card will vote FOR the election of the substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS

VOTE FOR THE ELECTION OF THE ELEVEN NOMINEES FOR DIRECTOR

NAMED IN THIS PROXY STATEMENT.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure

Our Board is led by an independent Chairman and Vice-Chairman. Mr. Reading, our Chief Executive Officer, Mr. McAfee, our Executive Vice President and Chief Financial Officer, and Mr. Swanson, the managing director of our subsidiary, STAR Physical Therapy, LP, are members of the Board who are not independent. We believe the leadership structure enhances the accountability of the executive management to the Board. Because eight members of our Board are considered independent, we believe the Board is independent from management. Further, separating the Chairman and Chief Executive Officer roles allows Mr. Reading to focus his efforts on running our business and managing the Company in the best interest of our stockholders while we are able to benefit from prior experiences of our independent Board members, especially our Chairman and Vice Chairman.

Board Oversight of Risk

Our management is responsible for the Company’s day-to-day risk management activities. Our Board, which functions in an oversight role in risk management, focuses on understanding the nature of the risks inherent in our business, including our operations, strategic directions and overall risk management systems. Our Board receives periodic updates on our business operations, financial results, strategy and specific risks related to our business. These updates are primarily communicated through presentations by management at Board meetings and through discussions with appropriate management compliance and audit personnel at the meetings of the Board’s Audit Committee and Compliance Committee.

In addition, our approach to compensation practices and policies applicable to employees throughout our Company is consistent with that followed for our named executive officers and, accordingly, we believe the practices and policies are not reasonably likely to have a material adverse effect on our Company. See “Compensation Discussion and Analysis.”

Independent Directors

The Board has affirmatively determined the Messrs. Arnold, Brookner, Broussard, Chapman, Johnston, Pullins and Trier, and Dr. Harris have no relationship with the Company or its subsidiaries that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are independent, as defined in the NASDAQ Marketplace Rules. Specifically, the Board determined that the foregoing eight nominees are “independent” as defined in Rule 4200 of the NASDAQ Marketplace Rules, and that the directors comprising the Company’s Audit Committee are “independent” as defined in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”).

Attendance at Board Meetings and Board Committees

The Board of Directors conducts its business through its meetings and through meetings of certain committees of the Board of Directors. The Board of Directors is comprised of a majority of independent directors as required by the NASDAQ Marketplace Rules.

The Board has the following standing committees: (i) Governance and Nominating, (ii) Corporate Compliance (sub-committee of the Audit Committee), (iii) Compensation, and (iv) Audit Committees. During 2010, the Board of Directors met 7 times, the Governance and Nominating Committee met 3 times, the Corporate Compliance Committee met 4 times, the Compensation Committee met 5 times and the Audit Committee met 7 times. With the exception of Mr. Kosberg and Dr. Harris, each of our directors participated in at least 75% of the aggregate meetings of the Board of Directors. All members of the various committees participated in at least 75% of the meetings for the committees on which they served.

These committees are constituted as follows:

Governance and Nominating Committee

The Governance and Nominating Committee currently consists of Messrs. Pullins (Chairman), Arnold, Broussard and Trier, all of whom have been determined to be “independent,” as defined in the NASDAQ Marketplace Rules. The function of the committee is to select, screen and recommend to the full Board nominees for election as directors, including any nominees proposed by stockholders who have complied with the procedures described below. The committee also has ongoing responsibility for oversight review of Board performance and ensuring each Board member’s continuing commitment to the Board and the Company’s goals and objectives. Additional functions include regularly assessing the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the committee will consider various potential candidates for director. Candidates may come to the attention of the committee through current Board members, stockholders, or other persons. The committee may also hire third parties to identify, to evaluate, or to assist in identifying or evaluating potential nominees should it be determined necessary. The committee is required to meet at least annually and operates under a written charter, a copy of which is available on our website at www.usph.com.

Nomination Criteria.  In its consideration of Board candidates, the Governance and Nominating Committee considers the following criteria: the candidate’s general understanding of the health care sector, marketing, finance and other disciplines relevant to the success of a publicly-traded company; strategic business contacts and regard or reputation in the community, industry and civic affairs; financial, regulatory and business experience; integrity, honesty and reputation; size of the Board of Directors; and regulatory obligations. In the case of incumbent directors whose terms of office are set to expire, the committee reviews each such director’s overall service to the Company during said director’s terms, including the number of meetings attended, level of participation, quality of performance, and whether the director continues to meet the independence standards set forth in the applicable SEC rules and regulations and the NASDAQ Marketplace Rules. In the case of new director candidates, the questions of independence and financial expertise are important to determine which roles can be performed by the candidate, and the committee preliminarily determines whether the candidate meets the independence standards set forth in the SEC rules and regulations and the NASDAQ Marketplace Rules, and the level of the candidate’s financial expertise. Candidates are first screened by the committee, and if approved by the committee, then they are screened by other members of the Board. The full Board approves the final nomination(s) based on recommendations from the committee. The Chairman of the Board, acting on behalf of the full Board, will extend the formal invitation to become a nominee of the Board of Directors. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Stockholder Nomination Procedures.  The Governance and Nominating Committee will consider director candidates recommended by the stockholders. Generally, for a stockholder of the Company to make a nomination, he or she must give written notice to our Corporate Secretary so that such notice is received at least 120 calendar days prior to the first anniversary of the date the Company’s proxy statement is sent to the stockholders in connection with the previous year’s annual meeting of stockholders. If no annual meeting of stockholders was held in the previous year (or if the date of the annual meeting of stockholders was changed by more than 30 calendar days from the date of the previous year’s annual meeting), the notice must be received by the Company within a reasonable period prior to the time the Company begins to print and send its proxy materials for the applicable annual meeting. The stockholder’s notice must set forth as to each nominee: (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the number of shares of our common stock which are beneficially owned by such nominee, and (iv) any other information relating to such nominee that may be required under federal securities laws to be disclosed in solicitations of proxies for the election of directors (including the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serve as a director if elected). The stockholder’s notice must also set forth as to the stockholder giving notice: (i) the name and address of such stockholder and (ii) the number of shares of our common stock which are beneficially owned by such stockholder.

If the information supplied by the stockholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the applicable annual meeting may determine that such stockholder’s nomination should not be brought before the meeting and that such nominee is not eligible for election as a director of the Company. The committee will not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.

Corporate Compliance Committee

The Corporate Compliance Committee is a sub-committee of the Audit Committee, and consists of four independent directors. The current members of the committee are Messrs. Johnston (Chairman) and Brookner, Chapman, and Dr. Harris, all of whom have been determined to be “independent,” as defined in the NASDAQ Marketplace Rules. Mr. Chapman was added to this committee on August 30, 2010. The committee has general oversight of our Company’s compliance with the legal and regulatory requirements regarding healthcare operations. The Chairman of the committee is provided with information regarding calls received on the Company’s compliance hotline and reports findings to the committee. The committee relies on the expertise and knowledge of management, especially our Compliance Officer (“CO”), who regularly communicates with the Chairman of the Committee, and other compliance, management, operations and/or legal personnel. The committee meets at least two times a year and as necessary to carry out its responsibilities and reports periodically to the Board of Directors regarding its actions and recommendations. The committee reviews and assesses the activities and findings of clinic internal audits, reviews reports of material noncompliance and reviews and approves corrective actions proposed by management.

Compensation Committee

The current members of the Compensation Committee are Messrs. Arnold (Chairman), Broussard, Pullins and Trier all of whom have been determined to be “independent,” as defined in the NASDAQ Marketplace Rules and SEC regulations. As more fully described in the Compensation Committee Charter, which can be found on our website at www.usph.com, the committee is responsible for, among other things:

•	establishing goals and objectives relevant to incentive compensation awards (annual and long-term) for the Chief Executive Officer and other senior executive officers of the Company;

•	evaluating the Chief Executive Officer’s and other senior executive officers’ performance and the overall corporate performance in light of these goals and objectives and approve any incentive compensation for such executives;

•	determining any periodic adjustments to be made in the Chief Executive Officer’s and other senior executive officers’ base salary level based on the committee’s evaluation thereof;

•	for officers of the Company other than the senior executives, reviewing the proposed salary levels and annual adjustments thereto and the incentive compensation plans formulated by senior management and the annual bonus payments to be made thereunder, and providing input and advice to senior management with respect to these compensation decisions;

•	approving all executive perquisites and any special benefit plans to be made available to senior executive officers;

•	advising on compensation of non-employee members of the Board;

•	administering the Company’s equity compensation plans and approving grants to executive officers, employees, directors, and consultants under such plans;

•	reviewing the Compensation Discussion and Analysis to be included in the Company’s annual proxy statement as required by the rules of the SEC and recommending to the Board of Directors whether such Compensation Discussion and Analysis should be included in the annual proxy statement; and

•	annually reviewing the committee’s performance of its responsibilities and duties and reviewing and reassessing the adequacy of the Compensation Committee Charter and recommending to the Board of Directors any necessary revisions/improvements to the Charter that the committee considers appropriate.

The committee may delegate its responsibilities to subcommittees of one or more directors. The committee meets at least two times a year to carry out its responsibilities. The Named Executives Officers are not permitted to be present during any deliberations or voting with respect to his or her compensation. The committee’s processes and procedures for determining executive compensation are described below under “Compensation Discussion and Analysis.”

Audit Committee

The Audit Committee currently consists of Messrs. Trier (Chairman), Brookner, Harris, Johnston and Pullins. Our Board of Directors has determined that Messrs. Brookner, Trier and Pullins are “audit committee financial experts” under the rules of the SEC. As more fully described in the Audit Committee Charter, which can be found on our website, www.usph.com, the committee is responsible for, among other things:

•	overseeing our financial reporting processes, including the quarterly reviews and annual audits of our financial statements by the independent auditors;

•	the appointment, compensation, retention and oversight of the work of the independent auditors;

•	pre-approving audit and permitted non-audit services, and related fees and terms of engagement, provided by the independent auditors; and

•	reviewing with management and independent auditors issues relating to disclosure controls and procedures and internal control over financial reporting.

The Audit Committee Charter requires that the committee consist of at least three independent members of our Board and that the committee meet at least four times per year on a quarterly basis. Each member of the Audit Committee has been determined to be “independent,” as defined in the NASDAQ Marketplace Rules and the rules of the SEC.

Codes of Conduct and Procedures Regarding Related Party Transactions

Codes of Conduct

Our Board has approved and we have adopted a Code of Business Conduct and Ethics for our officers and all employees, and an additional Code of Business Conduct and Ethics which is applicable to our directors. The Codes are available on our website at www.usph.com. Our Board, or a committee of its independent members, is responsible for reviewing and approving or rejecting any requested waivers to the Codes, as such waivers may apply to our directors and officers. Any waivers of these Codes for directors, officers and employees will be disclosed in a Form 8-K filed with the SEC, which will be available on the SEC’s website at www.sec.gov. The Code applicable to directors requires each director to disclose to the Board any interest he or she may have in a potential transaction, arrangement or agreement to which the Company is or will be a party, and refrain from participating directly or indirectly in the transaction unless the Board approves such participation with all interested directors abstaining from the consideration and deliberation of, and any votes concerning, such matter.

Our Board has further approved and we have adopted an additional Code of Business Conduct and Ethics, applicable to our Chief Executive Officer, Chief Financial Officer and senior financial officers, relating to dealings with our auditors and the preparation of our financial statements and other disclosures made to the public under SEC rules and regulations. This Code is available on our website at www.usph.com. The Board, or a committee of its independent members, is responsible for reviewing and approving or rejecting any requested waivers from and amendments to this Code. Neither the Board, nor a committee of its independent members received any requests for waivers or amendments to the Code in 2010, and none were granted. Any waivers from and amendments to the Code will be disclosed in a Form 8-K filed with the SEC, which will be available on the SEC’s website at www.sec.gov. The Code requires the officers to disclose directly to the Audit Committee any conflicts of interest, including any material transaction or relationship involving a potential conflict of interest.

Certain Relationships and Related Transactions

The charter of the Audit Committee requires that the Audit Committee review and approve all insider and affiliated party transactions. There were no insider or affiliated party transactions brought to the Audit Committee in 2010.

Communications with the Board of Directors and Attendance at Annual Meeting

The Board of Directors maintains an informal process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to our Corporate Secretary, at our principal executive offices, 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Although the Company does not have a formal policy requiring them to do so, all of the members of our Board of Directors are encouraged to attend our annual meeting of stockholders. At the 2010 annual meeting, all directors were in attendance.

Compensation of Directors

For 2010, each of our non-employee directors received $7,500 per quarter (“Retainer Fee”) for serving as a member of our Board of Directors and, beginning in February 2010, were paid $1,000 for each Audit and Compensation Committee meeting and $500 for each Governance & Nominating and Compliance Committee meeting attended in person or telephonically (hereinafter referred to as “Meeting Fees”). Each of the Chairmen of the Audit Committee and Compliance Committee is paid a $5,000 annual fee and the Chairman of the Board is paid a $20,000 annual chairman fee (hereinafter all referred to as “Chairman Fees”). Directors are also reimbursed for their out-of-pocket travel and related expenses incurred in attending Board and committee meetings. Directors who are also our employees are not compensated separately for serving on our Board. In addition, in May 2010, each of the non-employee directors elected at the 2010 annual meeting received a grant of 3,250 shares of restricted stock vesting quarterly through March 2011. Upon his appointment to the Board, Mr. Chapman was granted 6,000 shares of restricted stock vesting quarterly through June 2011.

Director Compensation Table

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s directors who are not Named Executive Officers during the fiscal year ended December 31, 2010.

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash(1)	Awards(2)	Awards	Compensation	Earnings	Compensation	Total

Daniel C. Arnold	$55,500	$56,518	$—	$—	$—	$—	$112,018
Mark J. Brookner	$39,500	$56,518	$—	$—	$—	$—	$96,018
Bruce D. Broussard	$35,000	$56,518	$—	$—	$—	$—	$91,518
Harry S. Chapman	$8,000	$96,960	$—	$—	$—	$—	$104,960
Dr. Bernard A. Harris, Jr	$38,500	$56,518	$—	$—	$—	$—	$95,018
Marlin W. Johnston	$45,000	$56,518	$—	$—	$—	$—	$101,518
J. Livingston Kosberg(3)	$15,000	$—	$—	$—	$—	$—	$15,000
Jerald L. Pullins	$41,500	$56,518	$—	$—	$—	$—	$98,018
Reginald E. Swanson(4)	$—	$—	$—	$—	$—	$207,184	$207,184
Clayton K. Trier	$45,500	$56,518	$—	$—	$—	$—	$102,018

(1)	Includes Retainer Fees, Chairman Fees and Meeting Fees.

(2)	Stock awards were granted as restricted stock under the terms of the Company’s Amended and Restated 1999 Stock Option Plan. For each individual with the exception of Mr. Chapman, restrictions lapsed as to 812 shares on June 30, 2010, 813 shares on September 30, 2010, 812 shares on December 31, 2010 and 813 shares on March 31, 2011. For Mr. Chapman, restrictions lapsed as to 1,500 on each of September 30, 2010, December 31, 2010 and March 31, 2011; with the remaining 1,500 lapsing on June 30, 2011. Amounts shown are the grant date fair value of the awards computed in accordance with FASB ASC Topic 718 which amounted to $16.16 for Mr. Chapman and $17.39 for the other individuals. Assumptions used in the calculation of these amounts are included in “Note 9 — Equity Based Plans” to our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 10, 2011.

The directors have the following outstanding stock options as December 31, 2010. All stock options are fully vested and exercisable.

Name

Daniel C. Arnold	40,000
Mark J. Brookner	—
Bruce D. Broussard	40,000
Harry S. Chapman	—
Dr. Bernard A. Harris, Jr	30,000
Marlin W. Johnston	37,500
Jerald L. Pullins	57,500
Reginald E. Swanson	—
Clayton K. Trier	26,500

(3)	Mr. Kosberg term ended on May 18, 2010, the date of the last annual meeting and, he did not stand for reelection.

(4)	Other compensation represents salary and car allowance received by Mr. Swanson in his role as Managing Director of STAR Physical Therapy, LP, a subsidiary of the Company. During 2010, Mr. Swanson did not receive any additional compensation for being a director.

STOCK OWNERSHIP

Stock Owned by Directors, Nominees and Executive Officers

The following table shows the number and percentage of shares of our common stock beneficially owned by our directors, executive officers named in the Summary Compensation Table and all directors and executive officers as a group as of March 31, 2011. Each person has sole voting and investment power for the shares shown below unless otherwise indicated.

	Number of			Percent of
	Shares		Right to	Common
Name of Beneficial Owner	Owned(1)		Acquire(2)	Stock

Directors:
Daniel C. Arnold	136,252		40,000	1.2%
Chairman of the Board
Christopher J. Reading	290,000	(3)	250,000	2.4%
President, Chief Executive Officer and Director
Lawrance W. McAfee	168,300	(4)	95,000	1.4%
Executive Vice President, Chief Financial Officer and Director
Jerald L. Pullins	74,250		57,500	*
Vice Chairman of the Board
Mark J. Brookner	82,250	(5)	—	*
Bruce D. Broussard	21,239		—	*
Harry S. Chapman	6,000	(6)	—
Dr. Bernard A. Harris, Jr	35,050		30,000	*
Marlin W. Johnston	60,240		32,500	*
Reginald E. Swanson	65,942	(7)	—	*
Clayton K. Trier	39,750		26,500	*
Non-Director Executive Officers:
Glenn D. McDowell	30,419	(4)	—	*
Chief Operating Officer

All directors and executive officers as a group (12 persons)	1,009,692		531,500	8.2%

*	Less than 1%.

(1)	Includes shares of our common stock subject to outstanding options that are currently exercisable or exercisable through May 30, 2011. None of the shares are pledged.

(2)	Number of shares of our common stock (of the total beneficially owned) that can be acquired through stock options exercisable through May 30, 2011.

(3)	Includes 28,125 restricted shares with a quarterly vesting schedule as to the lapse of restrictions thereof with 1,875 shares vesting quarterly with the next vesting date of June 30, 2011 and continuing through December 31, 2014. Also includes 7,500 restricted shares with a quarterly vesting schedule as to the lapse of restrictions thereof with 2,500 vesting quarterly with the next vesting date of June 30, 2011 and continuing through December 31, 2011.

(4)	Includes 18,750 restricted shares with a quarterly vesting schedule as to the lapse of restrictions thereof with 1,250 shares vesting quarterly with the next vesting date of June 30, 2011 and continuing through December 31, 2014. Also includes 6,253 restricted shares with a quarterly vesting schedule as to the lapse of restrictions thereof with 2,083 vesting quarterly with the next vesting date of June 30, 2011 and September 30, 2011 and 2,087 on December 31, 2011.

(5)	Includes 39,250 shares of our common stock owned directly by Mr. Brookner and 43,000 shares of common stock held in various trusts of which Mr. Brookner is the trustee.

(6)	Includes 1,500 restricted shares in which restrictions lapse on June 30, 2011.

(7)	Includes 62,942 shares of our common stock held by the Regg E. Swanson Revocable Trust of which Mr. Swanson is the trustee and beneficiary. Also includes 3,000 shares of our common stock held directly by Mr. Swanson.

Stock Owned by Certain Beneficial Holders

The table below shows the ownership of our shares of common stock by persons known to us to beneficially own more than 5% of our common stock. The information is based on the most recent statements filed with the SEC on Schedule 13G, submitted to us by those persons.

	Amount and		Percent of
	Nature of		Common Stock
Name and Address of Beneficial Owner	Beneficial Ownership		Outstanding

Royce & Associates, LLC	1,564,475	(1)	13.3%
745 Fifth Avenue New York, NY 10151
Ameriprise Financial, Inc	843,400	(2)	7.1%
145 Ameriprise Financial Center Minneapolis, MN 55474
BlackRock, Inc.	649,855	(3)	5.1%
40 East 52nd Street New York, NY 10022

(1)	Royce & Associates, LLC has sole voting and dispositive power over all of the shares as disclosed in a Schedule 13G/A filed on January 26, 2011. Various accounts managed by Royce & Associates, LLC have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of the common stock of the Company. The interest of one account, Royce Pennsylvania Mutual Fund, an investment company registered under the Investment Company Act of 1940 and managed by Royce & Associates, LLC, amounted to 898,675 shares or 7.6% of the total shares of common stock of the Company outstanding.

(2)	Based on a Schedule 13G filed on February 11, 2011 by Ameriprise Financial, Inc. and Columbia Management Investment Advisers, LLC, Ameriprise Financial, Inc. has shared power to vote or direct the vote of 699,930 shares and shared power to dispose or direct the disposition of 843,400 shares. Columbia Management Investment Advisers, LLC has shared power to vote or direct the vote of 699,930 shares and shared power to dispose or to direct the disposition of 843,400 shares.

(3)	BlackRock, Inc. has sole voting and dispositive power over all of the shares as disclosed in a Schedule 13G/A filed on February 9, 2011.Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the issuer. No one person’s interest in the common stock of the issuer is more than five percent of the total outstanding common shares.

EXECUTIVE OFFICERS

The current executive officers of the Company are as follows:

Name	Position

Christopher J. Reading	President and Chief Executive Officer
Lawrance W. McAfee	Executive Vice President and Chief Financial Officer
Glenn D. McDowell	Chief Operating Officer

For information concerning Messrs. Reading and McAfee see “Election of Directors” above.

Glenn D. McDowell, 54, was promoted to Chief Operating Officer effective January 24, 2005. Mr. McDowell served as our Vice President of Operations overseeing the west region since joining us in October 2003 until January 2005. From 1996 to 2003, Mr. McDowell was employed by HealthSouth Corporation, a provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services. His most recent position with HealthSouth

Corporation was Vice President of Operations — West Ambulatory Division where he oversaw the operations of more than 165 outpatient rehabilitation and other facilities.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee, composed entirely of independent directors, administers the Company’s executive compensation program. The role of the committee includes establishing and overseeing compensation and benefit programs for our executive officers including the Chief Executive Officer (“CEO”) and the other executive officers listed in the Summary Compensation table (the “Named Executives”). The committee also evaluates the performance of the CEO and reviews the performance of our other executive officers every year. Based upon these performance evaluations, the committee establishes compensation for the CEO and other executive officers, and executive management consults with the committee with respect to compensation levels and plans for key employees. Elements of our executive compensation program include: base salary; annual cash incentive compensation; long-term equity incentive awards; post-employment benefits; and benefits and perquisites.

In establishing and overseeing the program, the committee’s goal is to ensure that we can attract and retain superior management talent critical to our long-term success. To ensure that executive compensation is aligned with the performance of the Company and the interests of its stockholders, a significant portion of compensation available to executives is linked directly with financial results and other factors that influence stockholder value.

Compensation Support

Our management, our Human Resources department and our outside consultants, from time to time, support the committee in discharging its duties. In performing duties relating to the development and administration of our executive compensation program, our Human Resources department and the committee periodically review matters that relate to the competitive position, value and design of our short-term and long-term incentive compensation plans, performance goals and rewards available at various levels of performance.

Under its charter, the committee also may retain, at the Company’s expense, compensation consultants to provide independent advice and counsel directly to the committee. In 2010, the Compensation Committee did not use any compensation consulting services.

Peer Group and Compensation Targets

Previously, with the assistance of an external consulting firm, the committee selected a compensation peer group consisting of a number of publicly traded companies (the “Peer Group”). The committee reviewed the Peer Group compensation data to ensure competitiveness of the executive compensation program.

Limitation on Certain Trades of Company Securities

In addition to the various trading restrictions required of Company directors and certain employees under the Exchange Act or SEC rules, the U.S. Physical Therapy, Inc. Insider Trading Policy restricts certain transactions involving company securities. Among other things, directors, officers, employees and other insiders of the Company are prohibited from entering into hedging or monetization transactions regarding Company securities (e.g., the purchase of “put” options, short positions, zero-cost collars or forward sale contracts).

Compensation Philosophy and Objectives

Our compensation policies are designed to enable us to attract, motivate and retain experienced and qualified executives. We seek to provide competitive compensation. Historically, our policy has been to provide a significant component of an executive officers’ compensation through the grant of stock options or restricted shares that vest over a number of years. We believe that grants of equity-based incentives to executives and key employees help to align the interests of these persons with the interests of our stockholders.

The committee’s policy is to compensate and reward executive officers and other key employees based on the combination of some or all of the following factors, depending on the person’s responsibilities: corporate performance, business unit performance and individual performance. The committee evaluates corporate performance and business unit performance by reviewing the extent to which the Company has accomplished strategic business objectives, such as improved profitability, cash flow and management of working capital. The committee evaluates individual performance by comparing actual accomplishments to the objectives established for the individual under the Company’s management development program. The committee determines increases in base salary and annual cash incentive awards based on actual accomplishments during the performance period and determines long-term incentive awards based on LTIP (as defined below) criteria.

The committee believes that compensation to executive officers should be aligned closely with the Company’s performance on both a short-term and long-term basis. As a result, a significant portion of compensation to each executive officer is “at risk” and tied directly to the attainment of financial performance goals. The executive compensation program is also designed to incentivize continuous improvements in financial performance by providing enhanced compensation as results improve. While a significant portion of compensation to the Company’s executive officers is performance-based, the committee also believes it prudent to provide competitive base salaries and benefits in order to attract and retain the management talent necessary to achieve our long-term strategic objectives. The committee also takes into account the compensation practices of comparable companies to ensure that the Company is able to attract, retain and reward executive officers whose contributions are critical to our long-term success.

Base Salaries

Other than the base salary of our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer which were initially set by an employment agreement (see “Employment and Consulting Agreements” below), base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual and the competitive marketplace for executive talent. Base salaries for executive officers are reviewed annually by the committee based on, among other things, individual performance and responsibilities, inflation and competitive market conditions.

Annual Cash Incentive Compensation

Based on individual and Company performance, incentive compensation opportunities are available to a wide range of our employees. We believe that incentive compensation is effective in reinforcing both the overall values of our Company and our specific operating goals.

Incentive compensation programs are designed to focus employees’ attention on our key performance goals, to identify the expected levels of performance and to reward individuals who meet or exceed our expectations. The aggregate amounts available for incentive awards are determined by our overall financial performance. The actual awards paid to individual recipients, other than to executive officers, are formulated by management, generally payable on an annual basis and reviewed by the committee prior to payment. The committee formulates and determines incentive awards for Named Executives. See Summary Compensation Table below.

For the 2010, the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer (the “Participants”) were eligible to receive cash bonus awards under the Company’s Objective Cash Bonus Plan and Discretionary Cash Bonus Plan that in the aggregate equaled 100% of their respective base salaries. For a detailed description of these plans, see the Company’s Form 8-K filed with the SEC on March 29, 2010. Under the Objective Cash Bonus Plan, the Participants were eligible to earn a cash bonus award equal to 20% to 50% of their respective base salaries dependent upon the Company achieving diluted earnings per share in the range of $1.14 to $1.24. Based on actual reported diluted earnings per share of $1.32 for 2010, which represented an improvement over 2009 of 32.0%, the Participants received the maximum cash bonus award equal to 50% of their respective base salaries. Under the Discretionary Cash Bonus Plan, the remaining 50% of the Participants’ cash bonus award was based upon a subjective determination of the committee. The committee utilizes certain performance criteria as detailed in the plan but generally does not consider it practicable to, nor does it generally attempt to, quantify, rank or otherwise assign relative weights to the specific performance criteria it considers in reaching its decision. In considering these performance criteria, the individual members of the committee may have given different weights to different performance criteria. The performance criteria are not intended to be rigid or formulaic but rather serve as a framework under which the committee reviews the total compensation and performance of the Participants to determine what incentive amount is appropriate for any specific year. The total cash bonus paid in March 2011, inclusive of Objective Cash Bonus Plan and Discretionary Cash Bonus Plan, for the 2010 year to Messrs. Reading, McAfee and McDowell was $393,000, $370,000, and $255,000, respectively.

Long-term Equity Incentive Awards

For the 2010 fiscal year, the Participants were eligible to receive awards consisting of shares of restricted common stock under the Company’s Objective Long-Term Incentive Plan and Discretionary Long-Term Incentive Plan. For a detailed description of these plans, see the Company’s Form 8-K filed with the SEC on March 29, 2010. Under the Objective Long-Term Incentive Plan, the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer were eligible to earn up to 15,000, 10,000 and 10,000 shares of restricted common stock, respectively, dependent upon the Company achieving diluted earnings per share in the range of $1.14 to $1.24. Based on actual reported diluted earnings per share of $1.32 for 2010, which represented an improvement over 2009 of 32.0%, each of the Participants received the maximum number of shares of restricted common stock available for award. Under the Discretionary Long-Term Incentive Plan, the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer were eligible to earn up to 15,000, 10,000 and 10,000 shares of restricted common stock, respectively, based upon a subjective determination of the committee. The committee utilizes certain performance criteria as detailed in the plan but generally does not consider it practicable to, nor does it generally attempt to, quantify, rank or otherwise assign relative weights to the specific performance criteria it considers in reaching its decision. In considering these performance criteria, the individual members of the committee may have given different weights to different performance criteria. The performance criteria are not intended to be rigid or formulaic but rather serve as a framework under which the committee reviews the total compensation and performance of the Participants to determine what incentive amount is appropriate for any specific year. For 2010, each the Participants received the maximum number of shares of restricted common stock available for award. On February 28, 2011, for the 2010 year, Messrs. Reading, McAfee and McDowell were granted an aggregate of 30,000, 20,000 and 20,000 shares of restricted common stock, respectively. The restricted shares vest evenly over 16 quarters with the first vesting occurring on March 31, 2011.

The Objective Cash Bonus Plan, Discretionary Cash Bonus Plan, Objective Long-Term Incentive Plan Discretionary, and Long-Term Incentive Plan are hereinafter referred to as 2010 Executive Incentive Plan.

Our Amended and Restated 2003 Stock Incentive Plan and Amended and Restated 1999 Employee Stock Option Plan (“1999 Plan”) are intended to align employee and outside director interests with stockholders’ interests, to provide incentives to our key employees by encouraging their ownership of our common stock and to aid us in attracting and retaining key employees, upon whose efforts our success and future growth depends.

Equity grants are made at the discretion of the committee, which administers the Company’s equity compensation plans. Previously, the committee made such grants in the form of stock options, but has favored using restricted stock grants over the past three years, which is a growing trend among publicly-traded companies in the United States. The objective of such long-term equity-based awards, which generally vest over three to five years, is primarily to incentivize management and key employees for future performance rather than to reward specific past performance. Individual grant sizes, which tend to be less for restricted shares than would otherwise be granted for stock options, are primarily determined based on the employee’s duties and level of responsibility and his or her ability to exert significant influence and make meaningful contributions to the overall future success of the Company and, to a lesser degree, organizational and individual performance. At the discretion of the committee, and based on the recommendation of management, equity grants may also be used as an incentive for candidates recruited to fill key positions and for existing employees who receive significant promotions with increased responsibilities.

Post-Employment Benefits

We have entered into employment and termination agreements with our Named Executives which provide for the payment of severance and other post-termination benefits depending on the nature of the termination, including, severance payments in the event of a termination following a “change in control.” The committee believes that the terms and conditions of these agreements are reasonable and assist us in retaining the executive talent needed to achieve our objectives. In particular, the termination agreements, in the event of a “change in control,” help executives focus their attention on the performance of their duties in the best interests of the stockholders without being concerned about the consequences to them of a change in control and help promote continuity of senior management. Information regarding the specific payments that are applicable to each termination event, as well as the effect on unvested equity awards, is provided under the heading “Executive Compensation — Post Termination/Change-in-Control Benefits” below.

Benefits and Perquisites

Defined Contribution Plan.  The Company maintains a qualified retirement plan pursuant to Internal Revenue Code Section 401(k) (the “401(k) Plan”) covering substantially all employees subject to certain minimum service requirements. The 401(k) Plan allows employees to make voluntary contributions and provides for discretionary matching contributions by the Company. The assets of the 401(k) Plan are held in trust for grantees and are distributed upon the retirement, disability, death or other termination of employment of the grantee. The Board, in its discretion, determines the amount of any Company contributions. We did not make any contributions to the 401(k) Plan during 2010.

Life Insurance.  The Company maintains, at its expense, for the benefit of each of its full-time employees, life insurance policies in the amount of one times the employee’s annual salary, up to $200,000.

Health and Welfare Benefits.  All executive officers, including the Named Executives, are eligible for welfare benefits from the Company including: medical, dental, vision, life insurance, short-term disability and long-term disability. Named Executives participate in these plans on the same basis and subject to the same costs, terms and conditions as other salaried employees at their assigned work location.

Employment and Consulting Agreements

The Company has entered into employment agreements with each of Messrs. Reading and McAfee. These agreements, which presently expire on December 31, 2012, provide for automatic one-year renewals if not terminated on at least 12 months notice. Both Messrs. Reading and McAfee are entitled to a special benefit payment equal to $500,000 (payable in equal amounts over the remaining term of the agreement) as defined by their respective employment agreements in the event of a change in control and Mr. Reading does not continue as the President and Chief Executive Officer of the Company after the change in control, or Mr. McAfee does not continue as the Executive Vice President and Chief Financial Officer of the Company after the change in control. In addition, if either executive is terminated without cause or resigns for good reason (as defined under their respective agreement), he is entitled to his base salary through the remaining term of the contract, an amount equal to his last year’s bonus or the average over the last three years, whichever is greater, and accrued but unpaid vacation. The employment agreements also provide for certain non-competition and non-solicitation covenants that extend up to two years after termination of employment. Effective January 3, 2011, the annual base salaries under the agreements were increased to $430,000 for Mr. Reading and $385,000 for Mr. McAfee.

The Company has also entered into an employment agreement with Glenn D. McDowell. This agreement, which presently expires on December 31, 2012, provides for automatic one-year renewals if not terminated on at least 12 months notice. If a change in control occurs and Mr. McDowell does not continue as our Chief Operating Officer after the change of control, Mr. McDowell will be entitled to a change of control benefit payment of $283,333 (payable in equal amounts over the remaining term of the agreement). If the employment of Mr. McDowell is terminated by the Company without cause or by Mr. McDowell for good reason, he would be entitled to receive the compensation then in effect for the remainder of the term of the agreement and the greater of: (i) the bonus paid or payable to Mr. McDowell with respect to the last fiscal year completed prior to the termination, or (ii) the average of the bonuses paid to Mr. McDowell over the last three fiscal years of employment ending with the last fiscal year prior to termination. Effective January 3, 2011, Mr. McDowell’s annual base salary was increased to $290,000 per year.

Messrs. Reading, McAfee and McDowell’s employment agreements may each be terminated by the Company prior to the expiration of their term in the event their respective employment is terminated for cause. See “Post

Termination/Change-in-Control Benefits” below for a detailed discussion of the change in control provisions contained in these agreements.

We do not have any executive retention and severance arrangements or change in control agreements with our Named Executives other than those described above.

Compensation of Named Executive Officers

Mr. Reading joined our Company in November 2003 as Chief Operating Officer and, effective November 1, 2004, was promoted to President and Chief Executive Officer. Under his employment agreement with us (see “Employment and Consulting Agreements” above), Mr. Reading’s annual base salary is subject to adjustment by the Compensation Committee. For the last three years, his annual base salary was increased to $375,000 effective January 7, 2008, to $382,500 effective January 4, 2009 and to $393,000 effective January 4, 2010. Effective January 3, 2011, his annual salary was increased to $430,000. Mr. Reading received a bonus of $177,500 for 2007 which was paid in March 2008 and a bonus of 279,750 for 2008 which was paid in March 2009. For 2009, Mr. Reading received a bonus of $382,500 of which half was paid in December 2009 and the remaining half in March 2010. Effective beginning in 2007, Mr. Reading participated in the USPH Executive Long-Term Incentive Plan 2007-09 (“2007-09 LTIP”) under which he was eligible for cash awards based on Company performance during 2007 through 2009, as previously described. During 2009, Mr. Reading earned $737,000 in accordance with the 2007-09 LTIP which was paid in March 2010. Effective February 10, 2010, Mr. Reading participated in the 2010 Executive Incentive Plan. In accordance with this plan, on February 28, 2011, Mr. Reading was granted 30,000 shares of restricted stock which restrictions lapse in 16 equal quarterly installments of 1,875 shares with the first installment on March 31, 2011 and the last on December 31, 2014, and in March, 2011, he was paid a cash bonus of $393,000.

In addition to cash compensation, under our Amended and Restated 2003 Stock Incentive Plan, during 2008, Mr. Reading was granted 30,000 shares of restricted stock which restrictions lapse in equal quarterly installments of 2,500 shares which began on March 31, 2009 and continuing through December 31, 2011. Although Mr. Reading participated in our 401(k) Plan in 2010, we did not make any matching contributions to the plan during the year. No stock options were granted to Mr. Reading in 2010, 2009, 2008 and 2007. For 2009, $502,521 of the $737,000 payment related to the 2007-09 LTIP was not tax deductible by the Company based on Section 162 (m) of the Code.

Mr. McAfee joined our Company in September 2003 as Chief Financial Officer and, effective November 1, 2004, was promoted to Executive Vice President. Under his employment agreement with us (see “Employment and Consulting Agreements” above), Mr. McAfee’s annual base salary is subject to adjustment by the Compensation Committee. For the last three years, his annual base salary was increased to $360,000 effective January 7, 2008, to $367,200 effective January 4, 2009 and to $370,000 effective January 4, 2010. Effective January 3, 2011, his annual base salary was increased to $385,000. Mr. McAfee received a bonus of $172,500 for 2007 which was paid in March 2008 and a bonus of $268,560 which was paid in March 2009. For 2009, Mr. McAfee received a bonus of $367,200 of which half was paid in December 2009 and the remaining half in March 2010. Effective beginning in 2007, Mr. McAfee participated in the 2007-09 LTIP under which he was eligible for cash awards based on Company performance through 2009, as previously described. During 2009, Mr. McAfee earned $708,000 in accordance with the 2007-09 LTIP which was paid in March 2010. Effective February 10, 2010, Mr. McAfee participated in the 2010 Executive Incentive Plan. In accordance with this plan, on February 28, 2011, Mr. McAfee was granted 20,000 shares of restricted stock which restrictions lapse in 16 equal quarterly installments of 1,250 shares with the first installment on March 31, 2011 and the last on December 31, 2014, and in March, 2011, he was paid a cash bonus of $370,000.

In addition to cash compensation, under our Amended and Restated 2003 Stock Incentive Plan, during 2008, Mr. McAfee was granted 25,000 shares of restricted stock which restrictions lapse in equal quarterly installments of 2,083 shares which began on March 31, 2009 and continuing through December 31, 2011 in which the restrictions on the remaining 2,087 shares will lapse. Although Mr. McAfee participated in our 401(k) Plan in 2010, we did not make any matching contributions to the plan during the year.

Mr. McDowell joined our Company in October 2003 as Vice President of Operations overseeing the west region and, effective January 24, 2005, was promoted to Chief Operating Officer. Under his employment agreement, entered into on May 24, 2007 with a annual base salary of $195,000 (see “Employment and Consulting Agreements” above), Mr. McDowell annual base salary was increased by the Compensation Committee to $215,000 effective January 7, 2008, to $230,000 effective January 4, 2009, to $255,000 effective January 4, 2010 and to $290,000 effective January 3, 2011. Mr. McDowell received a bonus of $35,000 for 2006, which was paid in March 2007, a bonus of $100,000 for 2007 which was paid in March 2008 and a bonus of $160,390 for 2008 which was paid in March 2009. For 2009, Mr. McDowell received a bonus of $230,000 of which half was paid in December 2009 and the remaining half in March 2010. Effective beginning in 2007, Mr. McDowell participated in the 2007-09 LTIP under which he was eligible for cash awards based on Company performance through 2009, as previously described. During 2009, Mr. McDowell earned $375,000 in accordance with the 2007-09 LTIP which was paid in March 2010. Effective February 10, 2010, Mr. McDowell participated in the 2010 Executive Incentive Plan. In accordance with this plan, on February 28, 2011, Mr. McDowell was granted 20,000 shares of restricted stock which restrictions lapse in 16 equal quarterly installments of 1,250 shares with the first installment on March 31, 2011 and the last on December 31, 2014, and in March, 2011, he was paid a cash bonus of $255,000.

In addition to cash compensation, under our Amended and Restated 2003 Stock Incentive Plan, during 2008, Mr. McDowell was granted 25,000 shares of restricted stock which restrictions lapse in equal quarterly installments of 2,083 shares which began on March 31, 2009 and continuing through December 31, 2011 in which the restrictions on the remaining 2,087 shares will lapse. Although Mr. McDowell participated in our 401(k) Plan in 2010, we did not make any matching contributions to the plan during the year. No stock options were granted to Mr. McDowell in 2010, 2009 and 2008.

During 2007 and 2008, Messrs. Reading, McAfee and McDowell received no compensation under the 2007-09 LTIP.

In determining the appropriate compensation for Messrs. Reading, McAfee and McDowell, the Compensation Committee evaluates our overall corporate performance under their leadership, as well as each individual contribution to key strategic, financial and development objectives. The committee utilizes a combination of quantitative measures and qualitative factors in reviewing the performance and compensation. Previously, the committee used the services of a third party consulting firm to review the compensation packages of the Named Executives and to compare their present level of compensation to comparably-sized publicly traded companies and to other comparably-sized healthcare companies.

Compensation Deductibility Policy

Under Section 162(m) of the Code and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of “qualified performance-based compensation.”

In general, our policy is to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with the most appropriate methods and approaches for the design and delivery of compensation to our executive officers.

Executive Compensation

Summary Compensation Table

The following table sets forth the compensation paid or accrued for services rendered in all capacities on behalf of our Company during 2010, 2009 and 2008 to Messrs. Reading, McAfee and McDowell (the “Named Executives”).

Summary Compensation Table
For the Fiscal Years Ended December 31, 2010, 2009 and 2008

							Change in
							Pension
						Non-	Value and
						Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
		Salary	Bonus	Awards(1)	Awards	Compensation(2)	Earnings	Compensation(3)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Christopher J. Reading	2010	392,596	—	561,900	—	393,000	—	810	1,348,306
Chief Executive Officer	2009	382,212	—	—	—	1,119,500	—	810	1,502,522
	2008	374,231	—	327,300	—	279,750	—	810	982,091
Lawrance W. McAfee	2010	369,892	—	374,600	—	370,000	—	1,212	1,115,704
Chief Financial Officer	2009	366,923	—	—	—	1,075,200	—	1,242	1,443,365
	2008	359,423	—	272,750	—	268,560	—	1,242	901,975
Glenn D. McDowell	2010	254,039	—	374,600	—	255,000	—	1,225	884,864
Chief Operating Officer	2009	229,423	—	—	—	605,000	—	1,116	835,539
	2008	214,249	—	272,750	—	160,390	—	1,028	648,417

1.	For 2010, stock awards were granted in accordance with the Company’s Objective Long-Term Incentive Plan and Discretionary Long-Term Incentive Plan as restricted stock under the terms of the Company’s Amended and Restated 2003 Stock Option Plan as follows: Mr. Reading, 30,000 shares and Messrs. McAfee and Mr. McDowell, 20,000 shares each. For 2008, stock awards were granted as restricted stock under the terms of the Amended and Restated 1999 Stock Option Plan as follows: Mr. Reading 30,000 and Messrs. McAfee and McDowell, 25,000 shares each. Amounts shown are the grant date fair value of the awards computed in accordance with FASB ASC Topic 718 which amounted to a weighted average of $18.73 per share for 2010 and $10.91 for 2008. Assumptions used in the calculation of these amounts are included in “Note 9 — Equity Based Plans” to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 10, 2011.

2.	For 2010, the amounts represent the cash bonuses earned under the Company’s Objective Cash Bonus Plan and Discretionary Cash Bonus Plan and paid in March 2011. For 2009, the amounts represent the annual cash incentive bonuses earned by Messrs. Reading, McAfee and McDowell in the amounts of $382,500, 367,200 and 230,000, respectively. Half of the annual incentive bonuses were paid in December 2009 and the remaining half in March 2010. For 2009, the amounts also represent the portion payable under the 2007-09 LTIP for Messrs. Reading, McAfee and McDowell in the amounts of $737,000, $708,000 and $375,000, respectively. The amounts related to the 2007-09 LTIP were paid in March 2010. For fiscal years 2008, the amounts shown represent annual incentive bonuses earned by the Named Executives which were paid in March 2009. See “Compensation Discussion and Analysis — Annual Cash Incentive Compensation” for further details.

3.	Represents the value of life insurance premiums for life insurance coverage provided to the Named Executives.

Grants of Plan-Based Awards

The following table sets forth the grants of plan-based awards during 2010 to the Named Executives:

		Estimated Possible Payouts			Estimated Possible Payouts
		Under Non-Equity			Under Equity			Grant Date
		Incentive Plan Awards(1) :			Incentive Plan Awards(1) :			Fair Value
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock
Name	Date	($)	($)	($)	(#)	(#)	(#)	Awards(2)

Christopher J. Reading	2/25/2010	$—	$393,000	$393,000	—	30,000	30,000	$561,900
Lawrance W. McAfee	2/25/2010	$—	$370,000	$370,000	—	20,000	20,000	$374,600
Glenn D. McDowell	2/25/2010	$—	$255,000	$255,000	—	20,000	20,000	$374,600

1.	Possible payments and equity grants under the 2010 Executive Incentive Plan. See Summary Compensation Table for actual amounts earned for 2010. The cash portion was paid in March 2011 and the shares of restricted common stock were granted on February 28, 2011.

2.	Amounts shown are the grant date fair value of the awards computed in accordance with FASB ASC Topic 718 which amounted to a weighted average of $18.73 per share. See the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for a description of the valuations and a description of the equity plans — Footnote 9 — Equity Based Plans.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

See “— Employment and Consulting Agreements” above and “Post-Termination/Change-in-Control Benefits” below for the material terms of our employment agreements with our Named Executives. See ‘‘— Compensation Discussion and Analysis” above for an explanation of the amount of salary and bonus in proportion to total compensation. See the footnotes to the Summary Compensation Table and Grants of Plan-Based Awards Table for narrative disclosure with respect to those tables.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable and awards of shares of restricted common stock that have not vested as of December 31, 2010 for each Named Executive.

Outstanding Equity Awards at Fiscal Year-End December 31, 2010

	Option Awards					Stock Awards
			Equity					Equity	Equity Incentive
			Incentive			Number	Market	Incentive	Plan Awards
			Plan Awards:			of Shares	Value of	Plan Awards:	Market or
	Number of	Number of	Number			or Units	Shares or	Number of	Payout Value of
	Securities	Securities	of Securities			of Stock	Units of	Unearned Shares,	Unearned Shares,
	Underlying	Underlying	Underlying			That Have	Stock	Units or Other	Units or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Not	That Have	Rights That	Rights That Have
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Vested	Not Vested	Have Not Vested	Not Vested
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	(#)	($)(1)	(#)	($)
Christopher J. Reading	50,000	—	—	$14.32	11/18/2013	10,000 (2)	$198,200	—	$—
	50,000	—	—	$12.51	6/2/2014
	150,000	—	—	$13.54	10/5/2014
Lawrance W. McAfee	40,000	—	—	$14.32	11/18/2013	8,336 (3)	$165,220	—	$—
	125,000	—	—	$13.54	10/5/2014
Glenn D. McDowell	4,000	—	—	$14.32	11/18/2013	8,336 (3)	$165,220	—	$—
	30,000	—	—	$13.97	2/23/2015

1.	Calculated based on the closing market price of our common stock on December 31, 2010 of $19.82 per share.

2.	The transfer restriction on these shares of restricted stock will lapse as follows: 2,500 shares on March 31, June 30, September 30 and December 31, 2011.

3.	The transfer restriction on these shares of restricted stock will lapse as follows: 2,083 shares March 31, June 30 and September 30, 2011 and 2,087 on December 31, 2011.

Option Exercises and Stock Vested Table

The following table shows the number of shares of our common stock acquired by the Named Executives during 2010 upon the exercise of options and the vesting of restricted stock.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized on	Acquired	Realized on
Name	on Exercise (#)	Exercise ($)	on Vesting (#)	Vesting

Christopher J. Reading	—	$—	10,000	$177,050
Lawrance W. McAfee	60,000	$465,050	8,332	$147,518
Glenn D. McDowell	15,000	$100,800	8,332	$147,518

The value realized on vesting is computed by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date. The closing price of the stock is used as the market value.

Post Termination/Change-in-Control Benefits

Messrs. Reading, McAfee and McDowell’s employment agreements may be terminated by us prior to the expiration of its term in the event their respective employment is terminated for “cause” (as defined in each agreement). If a “change in control” (as defined in each agreement) occurs and Mr. Reading does not continue as the President and Chief Executive Officer of the Company after the change of control, or Mr. McAfee does not continue as Executive Vice President and Chief Financial Officer of the Company after the change of control, each of Messrs. Reading and McAfee, as applicable, will be entitled to a change of control benefit of $500,000 (payable in equal amounts over the remaining term of the agreement). If the employment of Mr. Reading or Mr. McAfee is terminated by us without “cause” or by the executive for “good reason,” he would be entitled to receive the compensation then in effect for the remainder of the term of the agreement and the greater of: (i) the bonus paid or payable to Mr. Reading or Mr. McAfee, as applicable, with respect to the last fiscal year completed prior to the termination, or (ii) the average of the bonuses paid to Mr. Reading or Mr. McAfee, as applicable, over the last three fiscal years of employment ending with the last fiscal year prior to termination. If a “change in control” (as defined in the agreement) occurs and Mr. McDowell does not continue as our Chief Operating Officer after the change of control, Mr. McDowell will be entitled to a change of control benefit of $283,333 (payable in equal amounts over the remaining term of the agreement). If the employment of Mr. McDowell is terminated by the Company without “cause” or by Mr. McDowell for “good reason,” he would be entitled to receive the compensation then in effect for the remainder of the term of the agreement and the greater of: (i) the bonus paid or payable to Mr. McDowell with respect to the last fiscal year completed prior to the termination, or (ii) the average of the bonuses paid to Mr. McDowell over the last three fiscal years of employment ending with the last fiscal year prior to termination.

The amount of compensation payable to each Named Executive under the agreements is detailed in the tables below:

Christopher Reading Chief Executive Officer

	Voluntary		Executive
	Termination		Resigns
Executive Benefits and Payments	or For	Without	For Good	Change In
Upon Termination(1)	Cause	Cause	Reason	Control

Compensation
Severance(2)	$—	$860,000	$860,000	$430,000
Annual Cash Incentive(3)	—	393,000	393,000	393,000
Change of Control Benefit(4)	—	—	—	500,000
Restricted Stock (Unvested and (Accelerated)(5)	—	—	—	792,800
Benefits and Perquisities
Health and Dental Coverage(6)	—	19,522	19,522	9,761

Total	$—	$1,272,522	$1,272,522	$2,125,561

Lawrance McAfee Chief Financial Officer

	Voluntary		Executive
	Termination		Resigns
Executive Benefits and Payments	or For	Without	For Good	Change In
Upon Termination(1)	Cause	Cause	Reason	Control

Compensation
Severance(2)	$—	$770,000	$770,000	$385,000
Annual Cash Incentive(3)	—	370,000	370,000	370,000
Change of Control Benefit(4)	—	—	—	500,000
Restricted Stock (Unvested and (Accelerated)(5)	—	—	—	561,620
Benefits and Perquisities
Health and Dental Coverage(6)	—	19,522	19,522	9,761

Total	$—	$1,159,522	$1,159,522	$1,826,381

Glenn McDowell Chief Operating Officer

	Voluntary		Executive
	Termination		Resigns
Executive Benefits and Payments	or For	Without	For Good	Change In
Upon Termination(1)	Cause	Cause	Reason	Control

Compensation
Severance(2)	$—	$580,000	$580,000	$290,000
Annual Cash Incentive(3)	—	255,000	255,000	255,000
Change of Control Benefit(4)	—	—	—	283,333
Restricted Stock (Unvested and (Accelerated)(5)	—	—	—	561,620
Benefits and Perquisities
Health and Dental Coverage(6)	—	19,522	19,522	9,761

Total	$—	$854,522	$854,522	$1,399,714

1.	For purposes of this analysis, we assumed the effective date of termination is December 31, 2010, the current term of the employment agreements was automatically renewed through December 31, 2012, the price per share of our common stock on the date of termination is $19.82 and that the executive’s base salary is as follows: Mr. Reading — $430,000; Mr. McAfee — $385,000; and Mr. McDowell — $290,000.

2.	Under “Without Cause” and “Executive Resigns for Good Reason”, severance is calculated as base salary over the remaining term of the employment agreement which expires on December 31, 2012.

3.	Annual cash incentive is based on the greater of (i) the bonus paid or payable to the executive with respect to last fiscal year of the Company completed prior to termination or (ii) the average of the bonuses paid to the executive over the three fiscal years of the Company ending with the last fiscal year completed prior to the termination.

4.	Based on amounts stipulated in the respective employment agreements.

5.	Pursuant to the Restricted Stock Agreement for each executive, all restrictions and conditions on shares of restricted stock will be deemed satisfied and shares will be fully vested upon a “Change in Control”.

6.	Calculated for the remaining term of the agreement which expires on December 31, 2012. In the event of a “Change in Control”, the remaining term of the agreements is one year from such event.

COMPENSATION COMMITTEE REPORT

The Compensation Committee was composed of four independent directors during 2010. It acts under a written charter adopted by the Board. The primary function of the Compensation Committee is to recommend to the Board the compensation to be paid to our directors, determine the compensation for our executive officers and administer incentive stock plans. The committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth herein. Based on its review, the related discussions and such other matters deemed relevant and appropriate by the committee, the committee has recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement relating to the 2011 Annual Meeting of Stockholders.

Respectfully submitted,

The Compensation Committee
Daniel C. Arnold, Chairman
Bruce D. Broussard
Jerald Pullins
Clayton K. Trier

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Arnold (Chairman), Broussard, Pullins and Trier. None of the members of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries and none of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had an executive officer who served as a member of our Board of Directors or Compensation Committee during 2010.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans as of December 31, 2010:

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted Average	Future Issuance Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options	Outstanding	Excluding Securities
Plan Category	and Rights	Options and Rights	Reflected in 1st Column

Equity Compensation Plans Approved by Stockholders(1)	599,890	$14.38	539,789
Equity Compensation Plans Not Approved by Stockholders(2)	124,000	$13.94	—

Total	723,890	$14.30	539,789

1.	The 1992 Stock Option Plan, as amended (the “1992 Plan”), expired in 2002, and no new option grants can be awarded subsequent to this date. The Amended and Restated 2003 Stock Incentive Plan (the “2003 Plan”) permits us to grant stock-based compensation to employees, consultants and outside directors of the Company. The Amended and Restated 1999 Employee Stock Option Plan (the “Amended 1999 Plan”) permits us to grant stock-based compensation to employees and non-employee directors.

2.	Inducement options were granted to certain individuals in connection with their offers of employment or initial affiliation with us. Each inducement option was made pursuant to an option grant agreement.

For further descriptions of the 1992 Plan, Amended 1999 Plan, Amended 2003 Plan and the inducement options, see “Equity Based Plans” in Note 9 of the Notes to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2010.

Certain Relationships and Related Transactions

The charter of the Audit Committee requires that the Audit Committee review and approve all insider and affiliated party transactions. The Audit Committee did not consider any insider or affiliated party transaction in 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on a review of the copies of those forms furnished to the Company and written representations from the executive officers and directors, we believe that during 2010 all Section 16(a) filing requirements applicable to our directors and officers were complied with on a timely basis.

ITEM 2.	NON-BINDING APPROVAL OF EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires that we include in this Proxy Statement a non-binding stockholder vote on our executive compensation as described in this Proxy Statement (commonly referred to as “Say-on-Pay”) and a non-binding stockholder vote to advise on whether such Say-on-Pay vote should occur every one, two or three years.

We encourage stockholders to review the Compensation Discussion and Analysis on pages 13 to 23 to this Proxy Statement.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement under “Executive Compensation”, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this Proxy Statement.”

Because your vote is non-binding, it will not be binding upon the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

Properly executed but unmarked proxies will be voted FOR approval of the Company’s executive compensation. Under current regulations, a broker is prohibited from voting for this proposal without receiving instructions from you. The Board of Directors believes that approving the Company’s executive compensation is in the best interest of the Company. The approval of the Company’s executive compensation will require the affirmative vote of holders of a majority of votes cast on this matter in person or by proxy. Accordingly, abstentions applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE
COMPENSATION.

ITEM 3 —	NON-BINDING VOTE ON FREQUENCY OF NON-BINDING EXECUTIVE COMPENSATION VOTES

As mentioned above, Section 14A of the Exchange Act requires that we include in this Proxy Statement a separate non-binding stockholder vote to advise on whether the type of Say-on-Pay vote performed in Item 2 above should take place for stockholders of the Company every one, two or three years. You have the option to vote for any one of these three options, or to abstain on the matter.

The Board has determined that an advisory vote on executive compensation every three years is the best approach for the Company based on a number of considerations, including the following:

•	our compensation program is designed to induce performance over a short and longer term multi-year period;

•	a three-year vote cycle gives the Board sufficient time to thoughtfully consider the results of a Say on Pay vote and to implement any desired changes to our executive compensation policies and procedures; and

•	a three-year cycle will provide investors sufficient time to evaluate the effectiveness of our short-term and long-term compensation strategies and the related business outcomes of the Company.

Although the vote is non-binding, our Board will take into account the outcome of the vote when making future decisions about the Company’s executive compensation policies and procedures. The Company’s stockholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in years when Say-on-Pay votes do not occur. For example, as discussed under “Communications with the Board of Directors and Attendance at Annual Meeting”, the Company provides stockholders an informal opportunity to communicate directly with the Board, including on issues of executive compensation.

Properly executed but unmarked proxies will be voted FOR the option “three years” as the frequency of non-binding stockholder votes regarding executive compensation. Under current regulations, a broker is prohibited from voting for this proposal without receiving instructions from you. The Board of Directors believes that the option “three years” is in the best interest of the Company. The option “one year,” “two years” or “three years” will be determined by a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be treated as a vote for or against any option and will not affect the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE FOR “THREE YEARS” AS THE FREQUENCY FOR STOCKHOLDER SAY ON
PAY VOTES

ITEM 4 —	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed and recommends the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm to conduct the audit of our financial statements for the year ending December 31, 2011 and to render other services as required and approved by the committee. Grant Thornton LLP has acted as our independent registered public accounting firm since August 27, 2004. Representatives of Grant Thornton LLP are expected to attend our Annual Meeting, are expected to be available to respond to questions by stockholders and will have an opportunity to make a statement if they desire to do so, although it is not expected that a statement will be made.

If the stockholders fail to ratify the appointment of Grant Thornton LLP, the Audit Committee will consider whether or not to retain that firm since stockholder ratification of the appointment is not required and the committee has the responsibility for appointment of our independent registered public accounting firm. Even if the stockholders ratify the appointment, the committee, in its discretion, may direct the appointment of a different independent firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Properly executed but unmarked proxies will be voted FOR approval of the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2011. The Board of Directors believes that ratifying the appointment of Grant Thornton LLP is in the best interest of the Company. The approval of the ratification of Grant Thornton LLP will require the affirmative vote of holders of a majority of votes cast on this matter in person or by proxy. Accordingly, abstentions applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS

VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF

GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2011

INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton LLP has acted as our independent registered public accounting firm since August 27, 2004.

Audit and Audit-Related Fees

The following table sets forth the fees billed for services performed by Grant Thornton LLP for fiscal years 2010 and 2009:

	2010	2009

Audit Fees	$445,784	$460,435
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

	$445,784	$460,435

“Audit Fees” include fees for professional services rendered in connection with the audit of our financial statements and internal controls over financial reporting for the fiscal year as well as reviews of our interim financial statements included in our quarterly reports on Form 10-Q.

The Audit Committee is authorized to delegate to one or more of its members the authority to pre-approve any defined audit and permitted non-audit services to be provided by the independent auditors, and related fees and other terms of engagement on these matters, provided that each pre-approval decision is presented to the full Audit Committee at its next scheduled meeting. In 2010 and 2009, 100% of the audit-related services were pre-approved under authority granted by the committee to its chairman pursuant to these pre-approval procedures. Grant Thornton LLP has not provided any tax or other non-audit services to the Company.

Report of the Audit Committee

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report does not constitute “soliciting materials” and should not be deemed filed with or incorporated by reference into any other Company filings with the SEC under the Securities Act of 1933 or the Exchange Act or subject to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

The Board of Directors has appointed an Audit Committee consisting of Messrs. Trier (Chairman), Brookner, Johnston, Pullins and Dr. Harris, all of whom are financially literate and independent (as that term is defined by the NASDAQ Marketplace Rules and SEC Rule 10A-3(b)). The Board of Directors has determined Messrs. Brookner, Trier and Pullins to be the “audit committee financial experts” under the rules of the SEC.

Under the Sarbanes-Oxley Act, the Audit Committee is directly responsible for the selection, appointment, retention, compensation and oversight of the Company’s independent auditors, including the pre-approval of both audit and non-audit services (including fees and other terms), and the resolution of disagreements between management and the auditors regarding financial reporting, accounting, internal controls, auditing or other matters.

In carrying out its responsibilities, the Audit Committee: (i) makes such inquiries and reviews as are necessary to monitor the Company’s financial reporting, its external audits and its processes for compliance with laws and regulations, (ii) monitors the adequacy and effectiveness of the accounting and financial controls of the Company and elicits recommendations for the improvement of internal control processes and systems, (iii) reviews the planning, scope and results of the annual audit of the Company’s financial statements conducted by the Company’s independent auditors, (iv) reviews the scope and approves in advance any other services to be provided by the Company’s independent auditors, and (v) provides to the Board of Directors the results of its reviews and any recommendations derived therefrom, including such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that may require Board attention.

The Audit Committee has a sub-committee which provides general oversight of our Company’s compliance with legal and regulatory requirements regarding healthcare operations (“Compliance Committee”). The Compliance Committee also monitors the Company’s telephone “hotline” by which it can directly receive, on an anonymous and confidential basis, complaints regarding any subject, including accounting, internal accounting controls, questionable accounting, auditing or other matters that the Company’s employees, and non-employees, may have. Members of the Compliance Committee are Messrs. Johnston (Chairman) Brookner and Chapman, and Dr. Harris.

The Audit Committee is authorized to engage independent counsel and other advisors it determines necessary to carry out its duties. The committee did not deem it necessary to engage independent counsel for any matters during 2010.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financials statements with accounting principles generally accepted in the United States of America. The Audit Committee monitors and reviews these processes, and reviews the Company’s periodic reports and quarterly earning releases before they are filed with the SEC, but is not responsible for the preparation of the Company’s financial statements and reports.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements included in the Company’s Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The committee also met with the Company’s Chief Executive Officer and Chief Financial Officer to discuss their review of the Company’s disclosure controls and procedures and internal control over financial reporting in connection with the filing of the Annual Report on Form 10-K and other periodic reports with the SEC. However, members of the Audit Committee are not employees of the Company and have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements.

Prior to commencement of audit work, the Audit Committee reviewed and discussed with representatives of Grant Thornton LLP, the Company’s independent auditors for fiscal 2010, the overall scope and plans for their audit of the Company’s financial statements for fiscal 2010. The committee also reviewed and discussed with Grant Thornton LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s financial statements, any changes in accounting policies, sensitive accounting estimates, accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States of America, including the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee met with Grant Thornton LLP, with and without Company management present, to discuss whether any significant matters regarding internal control over financial reporting had come to the auditors’ attention during the conduct of the audit, and the overall quality of the Company’s financial reporting.

The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and the Audit Committee has discussed with Grant Thornton LLP their independence. The Audit Committee considered, among other things, whether the services Grant Thornton LLP provided to the Company were compatible with maintaining Grant Thornton LLP’s independence. The Audit Committee also considered the amount of fees Grant Thornton LLP received for audit and non-audit services.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

The Audit Committee is governed by a written charter, adopted by the Board of Directors of the Company, which is included on our website at www.usph.com.

Respectfully submitted,

The Audit Committee
Clayton K. Trier, Chairman
Mark J. Brookner
Dr. Bernard A. Harris
Marlin Johnston
Jerald L. Pullins

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS TO BE
PRESENTED AT THE 2012 ANNUAL MEETING OF STOCKHOLDERS

Any proposal intended to be presented by any stockholder for action at the 2012 Annual Meeting of Stockholders (“2012 Annual Meeting”) must be received by us on or before December 13, 2011 in order for the proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2012 Annual Meeting. If the date of the 2012 Annual Meeting is changed by more than 30 days from May 17, 2011, the deadline will be a reasonable time before we print and mail our proxy materials. However, we are not required to include in our proxy statement and form of proxy for the 2012 Annual Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time the proposal is received. In order for any stockholder proposal that is not included in such proxy statement and form of proxy to be brought before the 2012 Annual Meeting, such proposal must be 500 words or less and received by the Corporate Secretary of U.S. Physical Therapy, Inc. at its principal executive offices at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042 by February 26, 2012. If a timely proposal is received, the Board may exercise any discretionary authority granted by the proxies to be solicited on behalf of the Board in connection with the 2012 Annual Meeting of stockholders.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors does not know of any other matters to be presented for action by stockholders at the 2011 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote the proxy as directed by a majority of the Board of Directors.

By Order of the Board of Directors,

Lawrance McAfee
Assistant Secretary

Houston, Texas
April 14, 2011

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

FOR all nominees listed (except as marked to the contrary below) ☐

WITHOUT AUTHORITY to vote for all nominees listed. ☐

____

____

Please mark your votes like this **X**

Label Area 4” x 1 1/2”

PRINT AUTHORIZATION *(THIS BOXED AREA DOES NOT PRINT)*

To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval.

SIGNATURE:______________________ DATE:________ TIME:______

Registered Quantity ____________ Broker Quantity ____________

Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________ Signature ______________________ Date ____________

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 17, 2011 The Proxy Statement and our 2010 Annual Report to Stockholders are available at: http://www.cstproxy.com/usph/2011 FOLD AND DETACH HERE AND READ THE REVERSE SIDE Please mark 1. ELECTION OF DIRECTORS FOR your votes X Election of eleven dir ectors to serve until the next annual all nominees lis ted WITHOUT like this (except as marked AUTHORITY meeting of stockholders. Nominees: to the contrary to vote for all below) nominees li sted. FOR AGAINST ABSTAIN Danie l C. Arnold Harry S. Chapman 2. Approval of the non-binding vote of Chris topher J. Reading Bernard A. Harris , Jr. executive compensation. Lawrance W. McAfee Marlin W. Johnston Jerald L. Pullins Reginald E. Swanson Mark J. Brookner Clayton K. Trier. 1 YEAR 2 YEARS 3 YEARS ABSTAIN Bruce D. Broussard 3. Recommendation, by non-binding vote, of the frequency WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES (Print Name in Space Provided.) of non-binding executive compensatio n votes. FOR AGAINST ABSTAIN 4. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2011. 5. As determined by a majority of our Board of Directors, the proxies are Label Area 4” x 1 1/2” authorized to vote upon other business as may properly come before the meeting or any adjournments. PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT) COMPANY ID: Toc ommence printin g on this proxy card please sign, date and fax this c ardt o this number: 212-691-9013 or emailu s your approval. PROXY NUMBER: SIGNATURE: DATE: TIME: Registered Quantity Broker Quantity ACCOUNT NUMBER: Note: SCOTTI o t Email f i nal approvedc opyf or Electronic Voting website setu p: Y es Signature Sig nature Date Ple ase date and sign exactly as name appears hereon and return in the enclosed envelo pe. Signature of Stockholder or Authorized Representative (Only one signature IS required in the case of stock ownership in the name of two or more persons.)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY U.S. PHYSICAL THERAPY, INC. PROXY PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 17, 2011 THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I, the undersig ned stockholder of U.S. Physical Therapy, Inc. (the “Company”), hereby appoint Chris topher J. Readin g and Lawrance W. McAfee, and each of them, with ful power of substit ution, as my true and lawful attorneys, agents and proxie s to cast al votes wit h respect to the Company’s common stock, which I am entitled to cast at the 2011 Annual Meeting of Stockholders to be held on Tuesday, May 17, 2011, at 9:00 a.m. (CT), at the Company’s offices at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042, and at any adjo urnments or postponements of such meetings, upon the following matters. This proxy wil be voted as directed by you. PROPERLY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED, FOR THE NON-BINDING APPROVAL OF EXECUTIVE COMPENSATION, FOR “THREE YEARS” REGARDING THE FREQUENCY OF STOCKHOLDER NON-BINDING EXECUTIVE COMPENSATION VOTES AND FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meetin g and Proxy Statement and the 2010 Annual Report on Form 10-K, and hereby revokes any proxy or proxie s heretofore giv en with respect to such shares of the Company’s common stock. This proxy may be revoked at any time before its exercis e. (contin ued and to be signed and dated on reverse side)